Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-32805, filed on December 29, 1989, No. 333-02857, filed on April 26, 1996, No. 333-02859, No. 333-42769, filed on December 19, 1997, No. 33-32970, No. 333-54958 filed on February 5, 2001, No. 333-54960, filed on February 5, 2001, and No. 333-108754, filed on September 12, 2003) and Registration Statements on Form S-3 (No. 33-46239, No. 333-06019, filed on June 14, 1996, No. 333-00645, last amended on April 11, 1996, No. 333-31651, filed on July 21, 1997, No. 333-43097, last amended on January 14, 1998, No. 333-124671 filed on May 6, 2005, and No. 333-134860, filed on June 8, 2006) of our report dated October 13, 2004 (October 7, 2005 as to the effects of the Zilactin discontinued operations and October 9, 2006 as to the effects of the Innovative Swab Technology, Inc. discontinued operations, both described in Note 2 to the consolidated financial statements), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the classification of the results of operations of its Zilactin brand over-the-counter lip and oral care products and the Innovative Swab Technology businesses as discontinued operations in this Annual Report on Form 10-K of Zila, Inc. for the fiscal year ended July 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 9, 2006